As filed with the Securities and Exchange Commission on December 22, 2000
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              IMMERSION CORPORATION
                     -------------------------------------
                          (Exact Name of Registrant as
                            Specified in Its Charter)

             Delaware                                      94-3180138
---------------------------------             ----------------------------------
         (State or Other                               (I.R.S. Employer
         Jurisdiction of                              Identification No.)
        Incorporation or
          Organization)

                    801 Fox Lane, San Jose, California 95131
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                            Haptic Technologies Inc.
                             2000 Stock Option Plan
                     Immersion Corporation 2000 Non-Officer
                         Nonstatutory Stock Option Plan
                   Immersion Corporation 2000 HT Non-Officer
                         Nonstatutory Stock Option Plan
                HT Medical Systems, Inc. 1998 Stock Option Plan
                Immersion Corporation Nonstatutory Stock Option
                        Plan and Stock Option Agreement
                             with Robert G. O'Malley
                   ------------------------------------------
                            (Full Title of the Plan)

                               Robert G. O'Malley
                      Chief Executive Officer and President
                                  801 Fox Lane
                           San Jose, California 95131
                ------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (408) 467-1900
                   ------------------------------------------
                     (Telephone Number, Including Area Code,
                              of Agent For Service)

                                    Copy to:

                                 Sarah A. O'Dowd
                       Heller Ehrman White & McAuliffe LLP
                              525 University Avenue
                        Palo Alto, California 94301-1908
                            Telephone: (650) 324-7045
                            Facsimile: (650) 324-0638

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                PROPOSED        PROPOSED
                                                                 MAXIMUM         MAXIMUM
                                                  AMOUNT        OFFERING        AGGREGATE       AMOUNT OF
            TITLE OF SECURITIES                    TO BE          PRICE         OFFERING       REGISTRATION
            TO BE REGISTERED(1)                REGISTERED(2)   PER SHARE(3)       PRICE            FEE
            -------------------                -------------   ------------     ---------      ------------
Haptic Technologies Inc. 2000 Stock Option
Plan Common Stock, Par Value $0.001              391,238          $7.6875       $3,007,642         $  794

Immersion Corporation 2000 Non-Officer
Nonstatutory Stock Option Plan Common            500,000          $7.6875       $3,843,750         $1,015
Stock, Par Value $0.001

Immersion Corporation 2000 HT Non-Officer
Nonstatutory Stock Option Plan Common            766,322          $7.6875       $5,891,100         $1,556
Stock, Par Value $0.001

HT Medical Systems, Inc. 1998 Stock Option
Plan Common Stock, Par Value $0.001              68,903           $7.6875       $  529,692         $  140

Immersion Corporation Nonstatutory Stock
Option Plan and Stock Option Agreement with      500,000          $9.00         $4,500,000         $1,188
Robert G. O'Malley Common Stock, Par Value
$0.001
==============================================================================================================

(1) The securities to be registered include options and rights to acquire the Registrant's Common Stock.


(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares issuable under the Haptic Technologies, Inc. 2000 Stock Option Plan, 2000 Non-Officer Nonstatutory Stock Option Plan, 2000 HT Non-Officer Nonstatutory Stock Option Plan and HT Medical Systems, Inc. 1998 Stock Option Plan, the price is based upon the average of the high and low prices of the Registrant's Common Stock on December 20, 2000, as reported on the Nasdaq National Market. As to shares issuable under the Nonstatutory Stock Option Plan with Robert G. O'Malley, the price is computed upon the basis of the price at which the options may be exercised.




================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which have been filed by Immersion Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration
Statement:

        (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

        (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

        (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

        (d) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

        (e)  Registrant's Current Report on Form 8-K dated October 13, 2000;

        (f)  Registrant's Current Report on Form 8-K dated September 15, 2000;

        (g)  Registrant's Current Report on Form 8-K dated March 24, 2000; and

        (h) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A12G filed on November 5, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper benefit. As permitted by the statute, the Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care.

        Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Registrant's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Registrant or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS


  Item
   No.                         Description of Item
---------------------------------------------------------------------------
   5.1         Opinion of Heller Ehrman White & McAuliffe LLP

   23.1        Independent Auditors' Consent

   23.2        Consent of Heller Ehrman White & McAuliffe LLP (filed as part of
               Exhibit 5.1)

   24.1        Power of Attorney (See page II-4)

   99.1 Haptic Technologies Inc. 2000 Stock Option Plan (Incorporated by reference to Exhibit 10.30 filed with the Registrant's Form S-4 dated September 6, 2000)

   99.2        Immersion Corporation 2000 Non-Officer Nonstatutory Stock Option
               Plan (Incorporated by reference to Exhibit 10.29 filed with the Registrant's Form S-4 dated September 6, 2000)

   99.3        Immersion Corporation 2000 HT Non-Officer Nonstatutory Stock
               Option Plan (Incorporated by reference to Exhibit 2.4 filed with the Registrant's Current Report on Form 8-K dated October 13,
               2000)

   99.4        HT Medical Systems, Inc. 1998 Stock Option Plan

   99.5        Immersion Corporation Nonstatutory Stock Option Plan and Stock
               Option Agreement with Robert G. O'Malley

ITEM 9. UNDERTAKINGS

        A. The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on this 22nd day of December, 2000.

                                      IMMERSION CORPORATION



                                      By: /s/ Robert G. O'Malley
                                          -----------------------------------
                                          Robert G. O'Malley
                                          Chief Executive Officer
                                          and President

                       POWER OF ATTORNEY TO SIGN AMENDMENT

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert G. O'Malley and Victor Viegas with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                               Capacity                         Date
-------------------------------     -------------------------------------    ------------------
/s/ Robert G. O'Malley              Chief Executive Officer, President       December 22, 2000
-------------------------------     and Director
Robert G. O'Malley

/s/ Louis B. Rosenberg              Chairman of the Board of Directors       December 22, 2000
-------------------------------
Louis B. Rosenberg, Ph.D

/s/ Victor Viegas                   Chief Financial Officer and Vice         December 22, 2000
-------------------------------     President, Finance
Victor Viegas

/s/ Charles Boesenberg              Director                                 December 22, 2000
-------------------------------
Charles Boesenberg

/s/ Steven Blank                    Director                                 December 22, 2000
-------------------------------
Steven Blank

/s/ Jonathan Rubinstein             Director                                 December 22, 2000
-------------------------------
Jonathan Rubinstein

                                Index to Exhibits


  Item
   No.                         Description of Item
---------------------------------------------------------------------------
    5.1        Opinion of Heller Ehrman White & McAuliffe LLP

   23.1        Independent Auditors' Consent

   23.2        Consent of Heller Ehrman White & McAuliffe LLP (filed as part of
               Exhibit 5.1)

   24.1        Power of Attorney (See page II-4)

   99.1 Haptic Technologies Inc. 2000 Stock Option Plan (Incorporated by reference to Exhibit 10.30 filed with the Registrant's Form S-4 dated September 6, 2000)

   99.2        Immersion Corporation 2000 Non-Officer Nonstatutory Stock Option
               Plan (Incorporated by reference to Exhibit 10.29 filed with the Registrant's Form S-4 dated September 6, 2000)

   99.3        Immersion Corporation 2000 HT Non-Officer Nonstatutory Stock
               Option Plan (Incorporated by reference to Exhibit 2.4 filed with the Registrant's Current Report on Form 8-K dated October 13,
               2000)

   99.4        HT Medical Systems, Inc. 1998 Stock Option Plan

   99.5        Immersion Corporation Nonstatutory Stock Option Plan and Stock
               Option Agreement with Robert G. O'Malley